EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Section 1350 Certification)

In connection with the Quarterly Report on Form 10-Q of Broadstone Net Lease, Inc. (the “Company”) for the quarter ended September 30, 2018 (the “Third Quarter 10-Q”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Ryan M. Albano, Executive Vice President and Chief Financial Officer of the Company, certifies, to the best of his knowledge, that:

1.	The Third Quarter 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	The information contained in the Third Quarter 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2018	/s/ Ryan M. Albano
Ryan M. Albano
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Quarterly Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.